Exhibit 16.1

November 10, 2021

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Canadian Pacific Railway Limited Form 8-K dated November 10, 2021, and have the following comments:

1.	We agree with the statements made in the paragraphs contained in Item 4.01 a).

2.	We have no basis on which to agree or disagree with the statements in the first or second paragraph in Item 4.01 b).

Yours truly,

/s/ Deloitte LLP

Chartered Professional Accountants

Calgary, Canada